Exhibit 99.1

6401 Southwest 87th Avenue	Phone (305) 270-0880
Suite 210	Fax (305) 598-1011
Miami, FL 33173	www.mpcf.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

    Guardian International, Inc.:

We have audited the accompanying consolidated balance sheets of Guardian International, Inc. (a Florida corporation) and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Guardian International, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, on November 9, 2005, the Company entered into a merger agreement with Devcon Acquisition, Inc., a subsidiary of Devcon International, Corp. (“Devcon”). Devcon provided as consideration a $3,000,000 deposit which was held in escrow. On March 6, 2006, the Company completed the merger transaction with Devcon. The merger resulted in the sale of all Class A and Class B common shares, the redemption of all Series E preferred shares (including accrued cash dividends to March 6, 2006), the redemption of all Series D preferred shares and the repayment in full of the senior credit facility. In conjunction with the closing of the merger transaction, no further dividends accrued on the Series D preferred shares after December 31, 2005.

McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida,

    March 6, 2006.

GUARDIAN INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$808,193	$892,764
Accounts receivable, net of allowance for doubtful accounts of $224,385 and $344,936, respectively	2,101,217	2,318,897
Inventories	1,500,819	1,476,491
Prepaid expenses and other	748,969	314,448

Total current assets	5,159,198	5,002,600

Property and equipment, net	13,049,814	12,784,689
Customer accounts, net	5,405,282	8,464,401
Goodwill, net	1,405,091	1,405,091
Other intangible assets, net	146,515	210,292
Capitalized commissions and other assets	1,900,081	1,902,767

Total assets	$27,065,981	$29,769,840

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade accounts payable	$1,090,772	$843,327
Accrued expenses	3,060,650	2,793,351
Current portion of unearned revenue	4,822,335	4,359,232
Current portion of long-term obligations	126,804	147,832

Total current liabilities	9,100,561	8,143,742
Unearned revenue, less current portion	11,296,459	10,813,712
Long-term obligations, less current portion	14,333,728	18,750,168

Total liabilities	34,730,748	37,707,622

Commitments and contingencies (Note 8)

Shareholders’ deficit:
Preferred stock, $.001 par value, 30 million shares authorized
Series D preferred stock, 15,214 and 14,353 shares issued and outstanding, respectively, $15.2 million and $14.4 million liquidation preference, respectively	14	14
Series E preferred stock, 8,000 shares issued and outstanding, $8.0 million liquidation preference, in both years respectively	8	8
Class A voting common stock, $.001 par value, 100,000,000 shares authorized, 8,096,441 issued and outstanding, in both years respectively	8,097	8,097
Class B non-voting common stock, $.001 par value, 1,000,000 shares authorized, 634,035 shares issued and outstanding, in both years respectively	634	634
Additional paid-in capital – preferred stock	20,413,230	19,552,050
Additional paid-in capital – common stock	9,599,954	9,580,800
Accumulated deficit	(37,686,704)	(37,079,385)

Total shareholders’ deficit	(7,664,767)	(7,937,782)

Total liabilities and shareholders’ deficit	$27,065,981	$29,769,840

The accompanying notes are an integral part of these consolidated financial statements.

GUARDIAN INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Revenues:
Monitoring	$16,304,870	$15,644,724
Installation and service	11,096,293	11,552,195
Other revenues	262,289	238,548

Total revenues	27,663,452	27,435,467

Operating expenses:
Monitoring	2,305,323	2,363,648
Installation and service	7,115,635	8,116,883
Selling, general and administrative	9,101,022	8,981,843
Amortization of customer accounts	3,006,183	3,745,888
Depreciation and amortization	3,700,191	3,480,719

Total operating expenses	25,228,354	26,688,981

Operating income	2,435,098	746,486

Interest expense	1,145,119	1,300,996
Other (income) expense	(2,139)	89,657

Net income (loss) before income taxes	1,292,118	(644,167)

Provision for income taxes	478,257	23,118

Net income (loss)	813,861	(667,285)

Preferred stock dividends	(1,421,180)	(1,372,436)

Net loss applicable to common stock	$(607,319)	$(2,039,721)

Basic and diluted loss per common share:
Net loss	$(0.07)	$(0.23)

Weighted average common shares outstanding	8,730,476	8,730,476

The accompanying notes are an integral part of these consolidated financial statements.

GUARDIAN INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Preferred Stock Series D		Preferred Stock Series E		Additional Paid-in Capital Preferred Stock	Common Stock Class A		Common Stock Class B		Additional Paid-in Capital Common Stock	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount		Shares	Amount	Shares	Amount
Balance January 1, 2004	13,540	$14	8,000	$8	$18,739,613	8,096,441	$8,097	634,035	$634	$9,546,542	$(35,039,664)	$(6,744,756)

Series D preferred dividends	—	—	—	—	—	—	—	—	—	—	(812,437)	(812,437)
Series E preferred dividends	—	—	—	—	—	—	—	—	—	—	(559,999)	(559,999)
Additional Series D preferred shares issued as dividends	813	—	—	—	812,437	—	—	—	—	—	—	812,437
Stock Issuance Costs - Warrant	—	—	—	—	—	—	—	—	—	34,258	—	34,258
Net loss	—	—	—	—	—	—	—	—	—	—	(667,285)	(667,285)

Balance at December 31, 2004	14,353	$14	8,000	$8	$19,552,050	8,096,441	$8,097	634,035	$634	$9,580,800	$(37,079,385)	$(7,937,782)

Series D preferred dividends	—	—	—	—	—	—	—	—	—	—	(861,180)	(861,180)
Series E preferred dividends	—	—	—	—	—	—	—	—	—	—	(560,000)	(560,000)
Additional Series D preferred shares accrued as dividends	861	—	—	—	861,180	—	—	—	—	—	—	861,180
Stock Issuance Costs - Warrant	—	—	—	—	—	—	—	—	—	19,154	—	19,154
Net loss	—	—	—	—	—	—	—	—	—	—	813,861	813,861

Balance at December 31, 2005	15,214	$14	8,000	$8	$20,413,230	8,096,441	$8,097	634,035	$634	$9,599,954	$(37,686,704)	$(7,664,767)

The accompanying notes are an integral part of these consolidated financial statements.

GUARDIAN INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities:
Net loss	$813,861	$(667,285)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of property and equipment	(10,994)	(3,030)
Amortization of unearned installation revenue	(3,530,202)	(3,159,026)
Amortization of capitalized commissions	684,633	717,173
Depreciation and amortization	3,700,191	3,622,196
Amortization of customer accounts	3,006,183	3,745,888
Amortization of deferred financing costs	63,577	103,342
Provision for doubtful accounts	207,342	387,289
Issuance of warrants	19,154	34,258
Changes in assets and liabilities:
Accounts receivable	45,803	(705,218)
Inventories	(24,328)	418,368
Prepaid expenses and other	(334,059)	142,934
Capitalized commissions and other assets	106,640	66,202
Accounts payable and accrued expenses	563,006	(850,296)
Unearned revenue	114,778	12,433

Net cash provided by operating activities	5,425,585	3,865,228

Cash flows from investing activities:
Purchase of property and equipment	(92,202)	(437,379)
Purchase of customer accounts	(127,896)	(828,673)
Sale of property and equipment	18,004	10,576
Unearned revenue related to customer installations	4,360,821	4,408,819
Capitalized costs related to customer installations	(4,545,020)	(4,723,060)

Net cash used in investing activities	(386,293)	(1,569,717)

Cash flows from financing activities:
Debt financing costs	—	(241,630)
Payments on debt obligations	(4,563,863)	(11,466,358)
Borrowings under line of credit	—	8,458,246
Payment of Series cash dividends	(560,000)	(559,999)

Net cash used in financing activities	(5,123,863)	(3,809,741)

Net decrease in cash and cash equivalents	(84,571)	(1,514,230)

Cash and cash equivalents, beginning of year	892,764	2,406,994

Cash and cash equivalents, end of year	$808,193	$892,764

(CONTINUED)

GUARDIAN INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(CONTINUED)

	2005	2004
Supplemental disclosure:

Interest paid	$1,126,056	$1,127,885

Income taxes paid	$91,455	$—

Non-cash investing and financing activities:

Series D preferred stock dividends	$861,180	$812,437

Contract holdbacks for purchased accounts	$18,280	$163,819

Contract holdbacks applied against purchased accounts written off	$67,974	$22,313

Assets acquired under capital leases	$126,395	$83,543

The accompanying notes are an integral part of these consolidated financial statements.

GUARDIAN INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Guardian International, Inc. (“Guardian”) is a provider of monitoring (retail and wholesale), maintenance services, sales and installation for high-grade electronic security and fire alarm systems to commercial and residential customers primarily in the states of Florida and New York.

Basis of Consolidation

The consolidated financial statements include the accounts of Guardian, a Florida corporation, and its wholly-owned subsidiaries (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Liquidity

As of December 31, 2005, the Company has an accumulated deficit of approximately $37.7 million and negative working capital of approximately $3.9 million. Net income (losses) for 2005 and 2004 were approximately $0.8 million and $(0.7) million, respectively. As of December 31, 2005, the Company believes it will maintain the ability to generate sufficient cash to fund future operations of the business. Generally, cash flows will be generated from a combination of: (i) recurring revenue from its security monitoring customer base, and (ii) the Company’s existing $25.0 million credit facility (“the Credit Facility”), subject to compliance with the provisions of the debt covenants. At December 31, 2005, there was approximately $10.8 million of excess availability under the credit facility.

Revenue Recognition

Installation Revenue. On installations for which the Company retains title to the electronic security systems or provides monitoring services subsequent to the installation, the installation revenue is deferred and amortized over the longer of the term of the service agreement or the estimated eight year life of the customer relationship. When a customer to whom Guardian is providing monitored services cancels the service, any deferred revenue balance is recognized in the period in which the cancellation occurs. All other installation revenues are recognized in the period in which the installation is completed.

Monitoring/Service Revenue. Customers are billed for monitoring and maintenance services primarily on a monthly or quarterly basis in advance of the period in which such services are provided. Unearned revenues result from billings in advance of performance of services. Contracts for these services are generally for an initial non-cancelable term of three or five years with renewal on an annual basis thereafter, the majority of which are automatic renewals, unless terminated by either party.

Cash and Cash Equivalents

All highly liquid investments purchased with a maturity of three months or less at the date acquired are considered cash equivalents.

Customer Accounts, Net

Customer accounts purchased from alarm dealers are reflected at cost. The cost of purchased accounts is based on the estimated fair value at the date of acquisition. The cost of purchased customer accounts is capitalized and amortized on a straight-line basis over an estimated useful life of ten years. For those accounts which cancel during the amortization period, an estimate of the remaining carrying value of the accounts is expensed in the period in which the accounts cancel. It is the Company’s policy to perform periodic evaluations of acquired customer account attrition and, if necessary, to adjust the remaining useful lives. The Company periodically estimates future cash flows from customer accounts to determine whether any impairment has occurred. If the estimated future cash flows are less than their unamortized cost, an impairment charge is recorded for the amount that the unamortized cost of customer accounts exceeds their estimated fair value.

Capitalized Installation Costs

All direct installation costs, which include materials, direct labor and commissions, where the Company retains title to the electronic security system, related to installations that result in deferred installation revenue, are capitalized on an agreement-by-agreement basis to the extent such costs do not exceed the total of deferred installation revenue and expected margin from monitoring services during the initial service contract term. To the extent such costs exceed the total of deferred installation revenue and expected margin from monitoring services during the initial service contract term, the excess is expensed as installation and operating expense in the period in which the installation is completed. Capitalized installation costs, to the extent of deferred installation revenue, are expensed over the longer of the term of the service agreement or the estimated eight-year life of the customer relationship. Capitalized installation costs in excess of deferred installation revenues, but which are less than the expected margin from monitoring services during the initial service contract term, are expensed over the initial term of the service agreement. Capitalized materials and direct labor costs, which are included in property and equipment, net as station equipment at customer location totaling approximately $12.1 million and $11.5 million at December 31, 2005 and 2004, respectively, are expensed as depreciation; capitalized commissions, which are included in capitalized commissions and other assets totaling approximately $1.8 million and $1.7 million at December 31, 2005 and 2004, respectively, are expensed as installation and service operating expense over the same periods as described above. When a customer to whom Guardian is providing monitored services cancels the service, any capitalized cost balance is recognized in the period in which the cancellation occurs.

Goodwill , Net

Goodwill is the excess of purchase price over the fair value of net assets acquired in a purchase business combination. With the adoption of SFAS 142, goodwill is no longer subject to amortization. Rather, goodwill is subject to an annual assessment for impairment by applying a fair-value based test. The impairment loss is the amount, if any, by which the estimated fair value of goodwill and other intangible assets is less than its carrying value. The Company performed the required annual assessment for impairment as of January 1, 2005 and 2004, and determined that no impairment loss was required.

Other Intangible Assets, Net

Intangible assets are recorded at cost and amortized over their estimated useful lives. The carrying value of intangible assets is periodically reviewed and impairments are recognized when expected future cash flows derived from such intangibles are less than their carrying value. Included in other intangible assets are deferred financing costs which are amortized over the respective terms of associated long-term debt obligations using the effective interest method.

Inventories

Inventories are stated at the lower of cost or market and are comprised of alarm systems, parts, and work in process. Cost is determined using the first-in, first-out method.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables from a large number of customers, including both commercial and residential. The Company extends credit to its customers in the normal course of business, performs periodic credit evaluations and maintains an allowance for potential doubtful accounts.

Property and Equipment, Net

Property and equipment are stated at cost and consist of station equipment at customer locations, vehicles, furniture and office equipment, and leasehold improvements (see Note 4). Depreciation of property and equipment is provided on the straight-line method. The estimated useful lives for property and equipment range from three to seven years and the estimated useful life for leasehold improvements is the lesser of economic life or the lease term.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments including cash and cash equivalents, accounts receivable, notes receivable, accounts payable and accrued liabilities approximate fair value because of their short term maturities.

The carrying amount of the Company’s credit facility approximates fair value because the interest rates are based on floating rates identified by reference to market rates. The fair value of the Company’s other long-term debt approximates carrying value. The estimated fair values may not be representative of actual values of the financial instruments that could have been realized at year-end or may be realized in the future.

Income Taxes

The Company has established deferred tax assets and liabilities for temporary differences between financial statement and income tax reporting bases of assets and liabilities, using enacted tax rates in effect in the years in which the differences are expected to reverse.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Revised Statement No. 123, “Accounting for Share-Based Payment” (“SFAS 123R”). The statement is a revision of FASB Statement No. 123, “Accounting for Stock Based Compensation” and supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This statement requires the Company to recognize the grant-date fair value of stock options in the Statement of Operations. In addition, the Company will be required to calculate this compensation using the fair-value based method, versus the intrinsic value method previously allowed under SFAS No. 123. This revision is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has not yet determined the amount of impact on the consolidated statements of operations following adoption and subsequent to adoption or the transition method that will be used.

Loss Per Common Share

Basic loss per common share is computed by dividing net loss applicable to common stock by the weighted average number of shares of common stock outstanding during the year. Diluted loss per common share, which assumes that the convertible Preferred Stock is converted (exchange ratio 333.3333:1) into Class A Voting Common Stock, par value $.001 per share (“Class A Common Stock”) and the stock options to purchase shares of Class A Common Stock (see Note 11) are exercised, is the same as basic loss per common share because the effect would be anti-dilutive for both 2005 and 2004. The weighted average shares outstanding used in the computation of net loss attributable to common shares for the years ended December 31, 2005 and 2004, are as follows:

	2005	2004
Class A Common Stock	8,096,441	8,096,441
Class B Common Stock	634,035	634,035

	8,730,476	8,730,476

Stock Based Compensation

Statement of Financial Accounting Standards No. 148, (SFAS No. 148), requires prominent disclosures in financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company applies the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, as allowed by SFAS Nos. 123 and 148, and related interpretations in accounting for its stock-based compensation plans. The Company has adopted the disclosure requirements of SFAS No. 148.

At December 31, 2005, the Company has one stock-based employee compensation plan, which is described more fully in Note 11. No stock-based employee compensation cost is reflected in net income, as all options granted under that plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss applicable to common shares and basic and diluted net loss per common share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. These amounts were determined using the Black-Scholes option-pricing model.

	Year Ended December 31
	2005	2004
Net loss applicable to common shares, as reported	$(607,319)	$(2,039,721)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(14,542)	(18,910)

Pro forma net loss applicable to common shares	$(621,861)	$(2,058,631)

Earnings per share:
Basic and diluted – as reported	$(0.07)	$(0.23)

Basic and diluted – pro forma	$(0.07)	$(0.24)

Segment Reporting

For the years ended December 31, 2005 and 2004, the Company operated under a single reportable segment providing alarm monitoring services and selling and installing alarm systems to residential and commercial customers in the United States. Accordingly, no further segment reporting beyond the consolidated financial statements is presented.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

2.	INVENTORIES

Inventories consist of the following at December 31, 2005 and 2004:

	2005	2004
Electronic security systems and parts	$982,370	$821,657
Work in process-parts	255,531	379,282
Work in process-labor	262,918	275,552

	$1,500,819	$1,476,491

3.	CUSTOMER ACCOUNTS, NET

The following is an analysis of the changes in acquired customer accounts for the year ended December 31, 2005 and 2004:

	2005	2004
Balance, beginning of year	$8,464,401	$11,213,760
Purchase of customer accounts from dealers	15,038	1,018,842
Charges against contract holdbacks	(67,974)	(22,313)
Amortization of customer accounts	(3,006,183)	(3,745,888)

Balance, end of year	$5,405,282	$8,464,401

The accumulated amortization of customer accounts was approximately $30.5 million and $28.4 million at December 31, 2005 and 2004, respectively.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following at December 31, 2005 and 2004:

	2005
	Cost	Accumulated Depreciation	Net
Station equipment at customer location	$27,605,752	$(15,507,517)	$12,098,235
Transportation vehicles	1,289,622	(845,159)	444,463
Furniture and office equipment	782,436	(472,808)	309,628
Leasehold improvements	619,354	(421,866)	197,488

	$30,297,164	$(17,247,350)	$13,049,814

	2004
	Cost	Accumulated Depreciation	Net
Station equipment at customer location	$23,852,023	$(12,304,032)	$11,547,991
Transportation vehicles	1,139,869	(650,984)	488,885
Furniture and office equipment	743,371	(312,878)	430,493
Leasehold improvements	619,374	(302,054)	317,320

	$26,354,637	$(13,569,948)	$12,784,689

Included in property and equipment at December 31, 2005 and 2004 was approximately $930,000 and approximately $780,000 of assets held under capital leases. The accumulated depreciation on such assets at December 31, 2005 and 2004 was approximately $498,000 and $344,000, respectively.

Depreciation and amortization related to property and equipment (including amortization of assets held under capital leases) was approximately $3.7 million and $3.5 million for the years ended December 31, 2005 and 2004, respectively.

5.	GOODWILL AND OTHER INTANGIBLE ASSETS, NET

Goodwill, net

Goodwill, net consists of the following at December 31, 2005 and 2004:

	2005	2004
Goodwill	$2,413,902	$2,413,902
Accumulated Amortization	(1,008,811)	(1,008,811)

	$1,405,091	$1,405,091

Other intangible assets, net

Other intangible assets, net, consist of the following at December 31, 2005 and 2004:

	Amortization period in years	2005	2004
Deferred Financing Costs	4	241,831	241,831
Accumulated Amortization		(95,316)	(31,539)

		$146,515	$210,292

Amortization of deferred financing costs, included in interest expense, was approximately $64,000 and $103,000 for the years ended December 31, 2005 and 2004, respectively.

At December 31, 2005, future amortization of deferred financing costs are estimated to be as follows:

2006	$60,400
2007	60,400
2008	25,715

$146,515

6.	ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2005 and 2004:

	2005	2004
Contract holdbacks	$68,630	$196,642
Preferred dividends payable	140,008	140,007
Customer deposits	772,319	754,398
Accrued expenses	2,079,693	1,702,304

	$3,060,650	$2,793,351

7.	LONG-TERM OBLIGATIONS

Long-term obligations consist of the following at December 31, 2005 and 2004:

	2005	2004
Credit facility with financial institution	$14,200,000	$18,600,000
Capital lease obligations	260,532	297,196
Equipment notes payable and other	—	804

	14,460,532	18,898,000
Less current portion	(126,804)	(147,832)

Long-term obligations, less current portion	$14,333,728	$18,750,168

At December 31, 2005, estimated maturities of long-term debt are as follows:

2006	$126,804
2007	68,534
2008	14,250,224
2009	14,970

$14,460,532

Credit Facility. On May 26, 2004, the Company amended its existing $20.0 million senior credit facility (“Credit Facility”) with a financial institution, increasing the Credit Facility to $25.0 million. The Credit Facility has an expiration date of May 2008. Under the Credit Facility, borrowings bear interest at floating rates, either at a certain index rate plus 1 3/4% (7.25% at December 31, 2005) or, at the Company’s election, LIBOR plus a range between 3.0% and 3.5%, depending upon a certain financial covenant. The Credit Facility is secured by substantially all of the assets of the Company. Under the terms of the Credit Facility, the Company is required to meet certain financial performance covenants. The Company is in compliance with all such covenants as of December 31, 2005. At December 31, 2005, $10.8 million was available under the Credit Facility.

Capital Lease Obligations. The Company has entered into various lease agreements for vehicles. These leases have been capitalized in accordance with accounting principles generally accepted in the United States using interest rates which vary from 4.44% to 7.86%. See Note 8.

Equipment Notes. Equipment notes payable and other related to the purchase of a vehicle. The interest rate was 5.9%. The notes were repaid during 2005.

8.	COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

Legal Proceedings

The Company experiences routine litigation in the normal conduct of its business. The Company believes that any such pending litigation will not have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

The Company is being examined by New York State taxing authorities for the tax years 2000 through 2002. The examination concerns the combined filing status of the Company as it reports its business operations in New York State and the amount of assessments paid as it relates to these operations. No assessments have been levied to date. The Company believes that the tax returns have been accurately filed and that no further assessments are warranted.

Leased Facilities

The Company leases its corporate headquarters from a corporation owned by individuals who are directors, officers and principal shareholders of the Company. The current lease commenced on January 1, 2003 and expires on December 31, 2007, with a renewal option for an additional five years under the same terms and conditions. The annual rent is approximately $241,000, with annual increases equal to the Consumer Price

Index for All Urban Consumers but not less than three percent (3%). The Company records minimal rental expenses on a straight-line basis over the life of the lease to accommodate the scheduled rent escalations. For 2005 the rent increased at a 3% rate. The terms of the lease are no less favorable to the Company than those which could be obtained from an unaffiliated third party.

The Company leases space in New York, New York from an independent third party. The lease expires in December 2009. The annual rent is approximately $117,000.

The Company also leases office space in Miami and Tampa, Florida and in Staten Island, New York. The leases expire on various dates through July 2008 and most are renewable at the option of the Company. The annual rent for these three facilities is approximately $155,000.

At December 31, 2005 future minimum payments under operating leases and capital leases are as follows:

	Operating	Capital
2006	$561,061	$136,781
2007	468,478	74,338
2008	191,680	52,741
2009	149,775	17,088
2010	6,720	—

	$1,377,714	280,948

Less interest		(20,416)

Capital lease obligations reflected as current (approximately $127,000) and non-current (approximately $134,000) portions of long-term obligations
		$260,532

9.	INCOME TAXES

At December 31, 2005 the Company has net operating loss carryforwards for federal income tax purposes of approximately $2 million, which begin to expire in 2009. The components of deferred tax assets and liabilities at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred Tax Asset:
Allowance for doubtful accounts, inventory obsolescence and accrued vacation	$185,010	$147,023
Difference in amortization of customer contracts, equipment and intangibles	1,572,270	3,209,128
Net operating loss carryforwards	732,312	2,230,041
Installation revenue	5,681,156	5,357,214

	8,170,748	10,943,406

Less valuation allowance	(8,170,748)	(10,943,406)

Net deferred tax assets	$—	$—

The Company’s deferred tax assets have not been benefited for financial reporting purposes because there is no assurance that the Company will be able to generate sufficient future taxable income to offset such losses.

As discussed in Note 12, on March 6, 2006, there was a change in control of the Company. This change in control may limit or prohibit the future utilization of the net operating losses.

10.	PREFERRED STOCK

The Company, Westar Energy, Inc. and its subsidiary, Westar Investments, Inc. (collectively referred to as “Westar”) are parties to a stockholders agreement (“Stockholders Agreement”) relating to Westar’s ownership of shares of the Company’s Series C, Series D and Series E Preferred Stock. The Stockholders Agreement, among other things, (i) places certain restrictions on the transfer of the shares held by the stockholders; (ii) grants the Company a first offer right to purchase shares prior to the transfer of such shares by a stockholder; and (iii) imposes certain limitations on the voting rights of the stockholders.

The Series C Redeemable Preferred Stock (“the Series C”) was reflected as a liability at December 31, 2003, in accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, at its redeemable liquidation value of $8.4 million. The adoption of SFAS No. 150 as of July 1, 2003 resulted in the related dividends being recorded as interest expense rather than a charge to equity. The interest expense for the year ended December 31, 2004 was approximately $336,000. In July 2004, the Series C was redeemed for $8.4 million in accordance with its redemption provisions (which mandated redemption no later than October 2004). Prior to this redemption, the Company executed an agreement with Westar, the record owner of the Series C, dated July 2, 2004, whereby Westar agreed to indemnify and hold the Company harmless from any losses the Company may suffer as a result of its payment of the redemption proceeds to Westar.

The Series D Preferred Stock is currently convertible at a rate of 333.3333 shares of Class A Common Stock for each share of Series D Preferred Stock. The holders of Series D Preferred Stock have no voting rights until such shares are converted into Class A Common Stock, except at any time the Series D Preferred Stock is outstanding, upon the occurrence of an Event of Default (as defined in Article III of the Company’s Articles of Incorporation and except for certain statutory voting rights which may arise under Florida law). During November 2000, the Company amended the terms of its Series D Preferred Stock to eliminate the redemption feature that occurred upon a Change of Control, as defined. The Series D Preferred Stock allows for redemption by the holder of the Series D Preferred Stock in the event that certain significant shareholders dispose of their holdings. However, those significant shareholders must seek the approval of the Company prior to disposing of their shares. These changes were effected to more clearly reflect the intentions of the parties at the time of the issuance of the Series D Preferred Stock. The Company can elect to redeem the Series D Preferred Stock. Dividends are payable annually either in cash or in additional shares of Series D Preferred Stock, at the Company’s option. To date, the Company has elected to issue additional Series D Preferred Stock to satisfy the dividend. As of December 31, 2005, 861 shares of Series D Preferred Stock are reflected, representing the 2005 dividend. See Note 12.

The Series E Preferred Stock is non-voting, except upon the occurrence of an Event of Default (as defined in Article III of the Company’s Articles of Incorporation and except for certain statutory voting rights which may arise under Florida law). The Series E Preferred Stock allows for redemption by the holder of the Series E Preferred Stock in the event that certain significant shareholders dispose of their holdings. However, those significant shareholders must seek the approval of the Company prior to disposing of their shares. The Company can elect to redeem the Series E Preferred Stock. Dividends are payable quarterly in cash and have been declared each quarter since the issuance of the Series E Preferred Stock. See Note 12.

For the period from January 2003 to January 2004, cash dividends on the Series C and Series E Preferred Stock were paid into escrow and the shares of Series D Preferred Stock to be issued as dividends on the Series D Preferred Stock were not issued, due to a dispute among Westar, as the record owner of the Preferred Stock, and certain of its former executive officers regarding entitlement to those dividends. On April 2, 2004, the cash dividends were paid to Westar and the stock dividends were issued to Westar upon receipt by the Company of an agreement dated March 30, 2004 from Westar indemnifying and holding the Company harmless from any losses the Company may suffer as a result of its payment of the cash dividends and issuance of the stock dividends to Westar.

The 2005 and 2004 cash dividends paid on the Series E Preferred Stock and the preferred stock dividends on the Series D Preferred Stock are reflected as having been paid or issued in the applicable year in the accompanying consolidated statements of changes in shareholders’ deficit.

11.	STOCK OPTIONS AND WARRANTS

The Company has established the 1999 Stock Option Plan (the “Plan”), pursuant to which both incentive stock options and non-qualified stock options may be granted to employees, officers, directors, and consultants of the Company or its subsidiaries.

The Plan is administered by a committee of the Board of Directors of the Company. Under the Plan, the Company may award options to purchase a total of 500,000 shares of Class A Common Stock. Stock options may be granted at exercise prices not less than the fair market value at the date of grant, and incentive stock options granted to persons owning more than 10% of the outstanding voting power must be granted at not less than 110% of the fair market value at the date of grant. Incentive stock options issued by the Company may not be exercised within less than one year from the date of the grant.

During 2005 and 2004, there were no stock options issued.

The following is a summary of stock option activity for the years ended December 31, 2005 and 2004:

	Option Shares	Weighted Average Exercise Price
Outstanding at December 31, 2003	759,341	$1.16
Granted	—	—
Cancelled	110,000	3.02
Expired	—	—

Outstanding at December 31, 2004	649,341	0.84
Granted	—	—
Cancelled	—	—
Expired	—	—

Outstanding at December 31, 2005	649,341	0.84

Exercisable at December 31, 2005	636,841	$0.85

Exercise prices on the outstanding options range from $.69 to $1.73 and have remaining contractual lives of 2 to 6 years.

In February 2003, the Company granted 75,000 warrants to purchase Class A Common Stock to one director and 25,000 warrants to another director for assisting management with certain services during the year. The warrants were issued at an exercise price of $0.56 per share (the fair value of the Class A Common Stock on the date of the grant). These warrants vest equally over three years and expire ten years from the date they were granted. These warrants were valued using the Black-Scholes option-pricing model based on a risk-free interest rate of 3.95%, an expected volatility of common stock of 120%, a dividend yield of 0%, and an expected life of 10 years for the warrants.

Approximately $19,000 and $34,000 was recorded as an expense for these warrants within the Consolidated Statement of Operations for the years ended December 31, 2005 and 2004.

12.	SUBSEQUENT EVENT

On November 9, 2005, the Company entered into a merger agreement with Devcon Acquisition, Inc., a subsidiary of Devcon International, Corp. (“Devcon”). Devcon provided as consideration a $3,000,000 deposit which was held in escrow.

On March 6, 2006, the Company completed the merger transaction with Devcon. The merger resulted in the sale of all Class A and Class B common shares, the redemption of all Series E preferred shares (including accrued cash dividends to March 6, 2006), the redemption of all Series D preferred shares and the repayment in full of the senior credit facility. In conjunction with the closing of the merger transaction, no further dividends accrued on the Series D preferred shares after December 31, 2005.